EXHIBIT 10.3




                           DARK FIBER IRU AGREEMENT
                           ------------------------

               METROPOLITAN FIBER SYSTEMS OF NEW YORK, INC., a Delaware corporation (herein called "WorldCom"), and RCN TELECOM SERVICES OF NEW YORK, INC., a New York corporation (herein called "RCN"), hereby agree as follows:

           1. Parties. The "Parties" are WorldCom and RCN, each being a "Party." "WorldCom" shall be deemed to include WorldCom and its relevant affiliates as their respective interests may appear. Similarly, "RCN" shall be deemed to include RCN and its relevant affiliates as their respective interests may appear. The term "affiliate" shall have the same meaning as is ascribed to that term in the Securities Exchange Act of 1934.

           2. RCN Business. RCN is engaged in the business of providing telecommunications services and video programming services to its customers in the Service Area (as hereinafter defined).

           3. Service Area. The "Service Area" is the Borough of Manhattan, New York, New York in which WorldCom has been authorized to construct and install fiber optic network facilities within the public right-of-way.

           4. WorldCom Facilities. WorldCom owns or otherwise has the right to use, or WorldCom will own or otherwise have the right to use, certain fiber optic network facilities in the Service Area; such facilities are herein called the "WorldCom Facilities." The WorldCom Facilities shall consist of the Existing WorldCom Facilities, the New WorldCom Facilities and the Anticipated WorldCom Facilities, as configured from time to time, to-wit:

           (a) the "Existing WorldCom Facilities" are the certain facilities and integrated network equipment which were constructed prior to June 30, 1995 and which are delineated in Exhibit 4a; and

           (b) the "New WorldCom Facilities" are the certain facilities and integrated network equipment which were constructed after June 30, 1995 and prior to March 31, 1997 and which are delineated in Exhibit 4b; and

           (c) the "Anticipated WorldCom Facilities" are such certain facilities and integrated network equipment as WorldCom has constructed or obtained after March 31, 1997, or as WorldCom constructs or obtains within twelve months after the date hereof, pursuant to the mutual agreement of RCN and WorldCom (if they agree).

To the extent constructed, the WorldCom Facilities shall extend to and include the pull box, junction or hand hold within the public right of way.

           5. Dedicated Fibers. The "Dedicated Fibers" shall consist of certain designated fibers within the WorldCom Facilities and which shall consist of the Existing Dedicated Fibers, the New Dedicated Fibers and the Anticipated Dedicated Fibers, as configured from time to time, to wit:

           (a) the "Existing Dedicated Fibers" are certain fibers among the Existing WorldCom Facilities and which are delineated in Exhibit 5a; and


           (b) the "New Dedicated Fibers" are certain fibers among the New WorldCom Facilities and which are delineated in Exhibit 5b; and

           (c) the "Anticipated Dedicated Fibers" are such fibers among the Anticipated WorldCom Facilities as WorldCom and RCN may agree upon and designate in writing.

           6. WorldCom Laterals. WorldCom has at the request of RCN constructed, and from time to time during the Term (as hereafter defined), RCN may request that WorldCom construct, in public and/or private rights-of-way in the Service Area certain extensions or laterals connecting the Dedicated Fibers to RCN-designated buildings. WorldCom hereby agrees to construct such laterals or extensions at RCN's expense (as hereinafter provided) and risk and in accordance with WorldCom's Building Add Policy then in effect, subject and only to the extent that:

           (a) such laterals or extensions and the use thereof will not cause network degradation or otherwise adversely affect the WorldCom Facilities or any of WorldCom's other fiber optic network facilities or give rise to regulatory issues which are not acceptable to WorldCom, and

           (b) WorldCom has secured such rights of way as are deemed necessary by WorldCom, and

           (c) RCN has secured such building access agreements and other rights and authorities as are deemed necessary by WorldCom;

such laterals or extensions if and when so constructed are herein called "WorldCom Laterals." The WorldCom Laterals shall not include (and shall extend only from) the pull box, junction or hand hold in the public right of way. The WorldCom Laterals shall not include the RCN Laterals (as hereafter defined). One innerduct in the entire length of all future WorldCom Laterals and one innerduct in all existing WorldCom Laterals (to the extent such WorldCom Lateral contains two or more innerducts) to the point of building penetration of the RCN-designated building shall be reserved for WorldCom's exclusive use without cost or expense to WorldCom and without any reimbursement or credit to RCN; provided, upon any actual use of such reserved innerduct by WorldCom, WorldCom shall be responsible for its pro rata share of the costs of maintenance, repair and relocation.

           7. Capital Cost. The "Capital Cost" of WorldCom Facilities or WorldCom Laterals, as relevant, is hereby defined as being (in each case) the aggregate of:

           (a) WorldCom's actual original direct, pro-rated (fairly in relation to other relevant facilities installed or constructed at the same time in the same place) cost of installation, construction and acquisition thereof, plus

           (b) a 9% overhead charge for all other direct and indirect costs related thereto, including WorldCom's general and administrative costs.

           79. Reimbursement of Capital Cost. RCN has heretofore agreed to pay and reimburse (or has paid and reimbursed) to WorldCom:

           (a)  the lesser of:

                (i)  the Capital Cost of the Existing WorldCom
                     Facilities plus 10% per annum from the date of completion thereof by WorldCom to the date of such payment, or

               (ii) the total present day construction cost of the Existing WorldCom Facilities (including a 9% overhead charge) as reasonably estimated by WorldCom; and

           (b)  the Capital Cost of the New WorldCom Facilities.

The total payment obligation of RCN for the Existing WorldCom Facilities and the New WorldCom Facilities pursuant to the foregoing is $5,354,117.00; RCN has previously paid WorldCom $3,486,891.00 of such obligation; and RCN shall pay the remaining balance of such obligation ($1,867,226.00) simultaneous with the execution of this Agreement. WorldCom and RCN agree that if any inaccuracies in the foregoing amounts are hereafter discovered, RCN shall pay, or WorldCom shall return, as applicable, such sums as may be necessary to correct such inaccuracies. RCN further agrees to pay WorldCom the Capital Cost of the Anticipated WorldCom Facilities upon invoice, it being acknowledged that WorldCom will invoice progress payments respecting the Anticipated WorldCom Facilities consistent with the progress of construction. RCN also hereby agrees to pay to WorldCom the Capital Cost of the WorldCom Laterals upon invoice, it being acknowledged that WorldCom will invoice progress payments respecting WorldCom Laterals consistent with the progress of construction. Except with respect to the use of Excess Fibers (as hereafter defined), WorldCom shall not be obligated to return to RCN any Capital Cost paid by RCN to WorldCom hereunder, even in the event of the early termination of the Term.

           9. Excess Fibers. Those fibers within the Dedicated Fibers which as of any relevant date are not then being used by RCN and which are not estimated by RCN to be used in the reasonably foreseeable future are herein called the "Excess Fibers." Subject to the mutual agreement of WorldCom and RCN (if they agree), WorldCom may use some or all of the Excess Fibers by repaying RCN (or if RCN shall have not yet paid WorldCom with respect thereto, WorldCom crediting RCN with) a pro rata portion of the Capital Cost thereof based upon the ratio that the number of Excess Fibers so used by WorldCom bear to the total number of Dedicated Fibers.

           10.  RCN Laterals.  "RCN Laterals" are:

           (a)  laterals i. which connect two or more buildings, ii.
                which are located wholly within private rights of way, and
                iii. which do not connect directly to the Dedicated Fibers, and

           (b) laterals constructed by RCN within public rights of way pursuant to RCN's own regulatory authorities.

From time to time during the Term, RCN may elect to construct RCN Laterals at RCN's sole expense and effort; however, RCN shall construct such RCN Laterals only if such RCN Laterals or the use thereof will not cause any network degradation or otherwise adversely affect the WorldCom Facilities or any of WorldCom's other fiber optic network facilities or give rise to any regulatory issues which are not acceptable to WorldCom. No charges or other payments shall be due WorldCom with respect to the RCN Laterals, RCN shall be the sole owner of the RCN Laterals, and WorldCom shall have no interest therein.

           11. Term. The "Term" is hereby defined as being the period which commences on the date of this Agreement and which ends on January 1, 2007 unless earlier terminated pursuant to the terms of this Agreement.

           12. Indefeasible Right of Use. Subject to the terms and conditions of this Agreement, and in consideration of the payment and performance of all of RCN's obligations hereunder, WorldCom hereby grants to RCN the exclusive, indefeasible and noncancellable right of use of the Dedicated Fibers and the WorldCom Laterals during the Term solely for the purposes of delivery of:

           (a)  video programming services to end-user retail customers, and

           (b) telephony and data services to residential end-user retail customers.

RCN shall in no event use the Dedicated Fibers or the WorldCom Laterals to provide telephone or data services to commercial, industrial, institutional (e.g. hotel, hospital, university) or other non-residential users; provided, RCN may provide telephone and data services to students residing in university dormitories or similar housing units provided by universities with which RCN has as of the date hereof, or shall within ninety (90) days after the date hereof, entered into binding contracts for the provision of such telephone and data services by RCN. Not less than ninety-five (95) days after the date hereof, RCN shall provide written notice to WorldCom delineating, together with signed copies of, all such contracts. RCN shall not use (or knowingly permit the use of) the Dedicated Fibers or WorldCom Laterals for any unlawful purpose.

           13. Early Termination. Notwithstanding any other provision of this Agreement, by written notice to RCN, WorldCom may terminate the Term, the grant of the indefeasible right of use of the Dedicated Fibers and the WorldCom Laterals hereunder, and/or this Agreement, in whole or in part, and without incurring any liability or paying any money to RCN or to anyone if:

           (a) WorldCom, by final order of a court, commission or other governmental or regulatory authority of competent jurisdiction, is prohibited from granting to RCN the indefeasible right of use of the Dedicated Fibers or the WorldCom Laterals hereunder or otherwise performing its obligations hereunder, or WorldCom is otherwise notified in writing by the City of New York that the execution and/or performance of this Agreement by WorldCom has been deemed an event which, with the giving of notice and/or lapse of time, constitutes an Event of Default under (and as defined in) the WorldCom Franchise Agreement (as hereinafter defined), or

           (b) RCN, by final order of a court, commission or other governmental or regulatory authority of competent jurisdiction, is prohibited from using the Dedicated Fibers or the WorldCom Laterals hereunder, or

           (c) RCN is in default of this Agreement after the expiration of any applicable cure period, or

           (d) WorldCom has a right to so terminate pursuant to the specific provisions of other paragraphs of this Agreement, or

           (e) a change in control of RCN (that is, a direct or indirect change in the ownership of at least 50% of the voting securities or equity interests in RCN) occurs, directly or indirectly, in a single transaction or in a series of transactions, or if substantially all of the assets of RCN are transferred to anyone not currently an affiliate of RCN; provided, WorldCom agrees that current planned corporate restructuring of C-TEC Corporation, the parent company of RCN, whereby C-TEC Corporation will be separated into three separate public companies (with separate lines of business consisting of the telephone and engineering business, the integrated services and NY/NJ/PA cable business and the Michigan cable business) (herein called the "RCN Reorganization") shall not constitute a change in control of RCN.

With respect to subparagraph (a) above, WorldCom agrees to provide notice to RCN of any claims made, or the institution of any action or proceeding, to prohibit the grant by WorldCom of the indefeasible right of use of the Dedicated Fibers or WorldCom Laterals and of WorldCom's receipt of written notice from the City of New York that the execution and/or performance of this Agreement by WorldCom constitutes an event which, with the giving of notice and/or lapse of time, constitutes an Event of Default under the WorldCom Franchise Agreement and to reasonably cooperate with RCN (at RCN's cost and expense) in contesting such claim, action, proceeding or notice of default. In the event of any early termination of the Term, the grant of the indefeasible right of use and/or this Agreement pursuant to this paragraph, to the extent allowed by law and to the extent it will not result in a termination of the WorldCom Franchise Agreement, RCN's right of use hereunder shall cease 360 days after such termination in order to allow RCN the opportunity to make alternate arrangements for the delivery of video programming services and telephone services to its customers and WorldCom agrees to reasonably cooperate with RCN in connection therewith.

           14. Limitations. RCN's use of the Dedicated Fibers and the WorldCom Laterals shall be limited as follows:

           (a) RCN and WorldCom have contemporaneously herewith executed a Telephone Services Reseller Agreement, which agreement, together with any replacement or succeeding agreement, is hereinafter called the "Telephone Agreement;" in its use of the Dedicated Fibers, RCN shall not deliver or permit the delivery of Telephone Service (as that term is defined in the Telephone Agreement) over the Dedicated Fibers to anyone other than to RCN's residential customers in the Service Area;

           (b) RCN shall not use the Dedicated Fibers or WorldCom Laterals at any time or when:

                (i) RCN shall be a Defaulting Party (as hereafter defined) hereunder, or

               (ii) any court, commission or other governmental or regulatory authority of competent jurisdiction has entered a final order as described in paragraph 13 above prohibiting WorldCom from granting an indefeasible right of use in, or prohibiting RCN from using, the Dedicated Fibers or the WorldCom Laterals as provided for hereunder or otherwise prohibiting WorldCom from performing its obligations hereunder, in either of which events WorldCom shall be relieved from WorldCom's obligations under this Agreement as and to extent affected thereby, and RCN shall be relieved of the obligation to pay the WorldCom Maintenance Costs (as hereafter defined) and the Recurring Charges (as hereafter defined) as and to the extent affected thereby.

           15. WorldCom Representations. WorldCom hereby states, represents and covenants to RCN as follows:

           (a) WorldCom is a duly organized and validly existing corporation under the laws of the State of Delaware, and WorldCom has full right and authority to execute this Agreement and to perform all of WorldCom's obligations hereunder.

           (b) Any lien, mortgage, security interest or other encumbrance granted by WorldCom on or with respect to the Dedicated Fibers shall be subordinate to the indefeasible right of use granted to RCN hereunder.

           (c) WorldCom has been granted and now holds such easements, rights of way, franchises, licenses, permits or other rights as are necessary for the construction, installation and maintenance of the Existing Dedicated Fibers and the New Dedicated Fibers, and upon request of RCN, WorldCom will deliver copies of any instruments which evidence the same.

           (d) There are no litigation proceedings or governmental investigations to which WorldCom is a party which could have a material adverse affect on WorldCom's ability to perform its obligations under this Agreement.

           16. RCN Representations. RCN hereby states, represents and covenants to WorldCom as follows:

           (a) RCN is a duly organized and validly existing corporation under the laws of the State of New York, and RCN has full right and authority to execute this Agreement and to perform all of RCN's obligations hereunder.

           (b) RCN has obtained, or will promptly obtain at its own expense, any and all licenses, approvals and/or regulatory authorities that may be required by law or as otherwise may be necessary in connection with the use of the Dedicated Fibers by RCN.

           (c) There are no litigation proceedings or governmental investigations to which RCN is a party which could have a material adverse affect on RCN's ability to perform its obligations under this Agreement.

           17. WorldCom Undertakings. WorldCom hereby covenants and agrees as follows:

           (a) WorldCom shall maintain such easements, rights of way, franchises, licenses, permits or other rights as are necessary for the construction, installation and maintenance of the Existing Dedicated Fibers and the New Dedicated Fibers.

           (b) Subject to the other relevant provisions of this Agreement, WorldCom shall use its reasonable efforts in good faith:

                (i) to obtain and maintain such easements, rights of way, franchises, licenses, permits or other rights as are necessary for the construction, installation and maintenance of the Anticipated WorldCom Facilities,

                (ii) to construct the Anticipated WorldCom Facilities in
                     accordance with such standards and specifications which WorldCom and RCN may agree upon in writing, and

               (iii) to construct any WorldCom Laterals in accordance
                     with WorldCom's then current Building Add Policy and subject to the provisions of paragraph 6 hereof.

           (c) WorldCom shall reasonably cooperate with RCN (but without cost to WorldCom) in the securing of any tariffs, approvals or authorizations which may be required by RCN to use the Dedicated Fibers for the purposes permitted by this Agreement.

           (d) WorldCom shall maintain the overall quality and condition of repair of the Dedicated Fibers, the WorldCom Laterals (prior to any transfer to RCN pursuant to paragraph 20 below) and any other related fiber or facilities provided by WorldCom all to prevailing technical performance specifications; and to that end, from time to time WorldCom shall undertake to effect such repairs, replacements and relocations thereof as WorldCom determines to be reasonable, necessary and appropriate, all in accordance with prevailing industry standards and equipment maintenance specifications; WorldCom's actual costs expended in the performance of its obligation under this subparagraph (including a 9% overhead factor) are herein called "WorldCom's Maintenance Costs"; WorldCom will provide RCN reasonable supporting data with respect to the WorldCom Maintenance Costs.

           (e) WorldCom shall perform splicing of and interconnections to the Dedicated Fibers at RCN's request pursuant to WorldCom's Building Add Policy then in effect.

           18.  RCN Undertakings.  RCN hereby covenants and agrees as follows:

           (a) RCN shall use the Dedicated Fibers and WorldCom Laterals only as may be specifically permitted by the terms of this Agreement; without limiting the generality of the foregoing, RCN hereby covenants and agrees not to use, or to permit the use of, the Dedicated Fibers or the WorldCom Laterals for the delivery of Telephone Service (as above referenced) directly or indirectly (through another) to any commercial, educational, institutional or governmental end-users.

           (b) RCN shall promptly pay to WorldCom on invoice (likely monthly):

                (i) the "Recurring Charges" as defined and delineated in Exhibit 18 attached hereto,

               (ii)  WorldCom's Maintenance Costs,

              (iii) any additional fees or charges payable by WorldCom under the WorldCom Franchise Agreement as a result of the grant to RCN of the indefeasible right of use of the Dedicated Fibers and the WorldCom Laterals (provided, WorldCom agrees to use all reasonable good faith efforts, in consultation and mutual cooperation with RCN, at RCN's cost and expense, to attempt to contest, reduce or eliminate any such fees or charges), and

               (iv) such other incremental costs incurred by WorldCom (including 9% overhead) for labor or materials to reasonably support RCN's use of the Dedicated Fibers and integrated network equipment, which costs are not otherwise reimbursed by RCN to WorldCom, and which costs are invoiced to RCN with reasonable supporting data, including but not limited to, splicing, interconnection and locate costs.

           (c) RCN shall pay all income taxes and all other taxes, fees, levies, assessments and charges based upon or resulting from the use of the Dedicated Fibers by RCN.

           (d)  RCN shall provide to WorldCom such network usage
                (traffic measurement) reports as, in such form, and as frequently as WorldCom may reasonably request from time-to-time.

           (e) RCN shall reasonably cooperate with WorldCom (but without cost to RCN) in the securing of any tariffs, approvals or authorizations which may be required for WorldCom to construct, install and maintain the WorldCom Facilities.

           (f) RCN shall be solely responsible for all costs and expenses associated within the RCN Laterals, any laterals connecting two or more buildings which are not in the public right of way and which do not connect to the Dedicated Fibers, and any and all inside plant (including buildup POP or co-location areas, equipment and inside wiring); including without limitation, construction costs, repair, maintenance and replacement costs, utilities, rents and other lease changes, and building access costs.

           (g) RCN shall be solely responsible for all costs and expenses associated with any equipment necessary for RCN to use the Dedicated Fibers for the purposes permitted by this Agreement, including acquisition, repair, maintenance and replacement costs associated with such equipment.

           (h) RCN shall not effect any interconnection to or splicing of the Dedicated Fibers and all such interconnections and splicing shall be undertaken only by WorldCom.

           19. Regulatory Risk. RCN shall bear the entire economic and legal risk attendant to or resulting from the extent to which RCN does not obtain or maintain during the Term any regulatory authorization, approval, franchise or permit necessary for RCN to use the Dedicated Fibers and WorldCom Laterals for the purposes permitted by this Agreement. RCN acknowledges that it intends to obtain a license from the City of New York, New York respecting RCN's provision of video programming services and telephony and data services (herein collectively called the "RCN License"). RCN acknowledges receipt of a copy of WorldCom's franchise agreement with the City of New York, New York (herein called the "WorldCom Franchise Agreement"). If any approvals or consents are necessary or appropriate under the WorldCom Franchise Agreement in order to permit RCN's use of the Dedicated Fibers and/or WorldCom Laterals hereunder, RCN shall be responsible for obtaining the same, whether in conjunction with the RCN License or otherwise; provided, WorldCom shall cooperate and consult with RCN, and use its reasonable good faith efforts to assist RCN, in the acquisition of any such approvals or consents by RCN.

           20. Ownership. WorldCom shall at all times own all equitable and legal title to the WorldCom Facilities and WorldCom Laterals; provided, if at any time prior to January 1, 2017, or the tenth anniversary of the end of the Term, whichever occurs first, RCN shall obtain all necessary regulatory authorities to access public rights of way, WorldCom shall transfer all of its rights, titles and interests to the WorldCom Laterals (excluding the one innerduct reserved for WorldCom) to RCN and thereafter RCN shall be responsible for all maintenance and repair of the WorldCom Laterals. After the expiration of the Term, WorldCom may, at its discretion, lease network capacity to RCN over the Dedicated Fibers, where such capacity is available and upon such terms as WorldCom and RCN may agree (if they agree).

           21. Default. A Party (as "Terminating Party") may terminate this Agreement (and thus the Term and RCN's right to use the Dedicated Fibers and WorldCom Laterals) upon the failure of the other Party (as "Defaulting Party") to cure any of the following within 30 days following delivery of written notice from the Terminating Party to the Defaulting Party:

           (a) the failure of the Defaulting Party to pay any monetary obligation due in accordance with the provisions of this Agreement; or

           (b) the insolvency, arrangement with creditors, receivership or dissolution of the Defaulting Party; or

           (c) the institution of bankruptcy proceedings by or against the Defaulting Party; or

           (d) the assignment or attempted assignment of this Agreement or any interest herein by the Defaulting Party, except as permitted by paragraph 30 hereof;

           (e) the breach of any provision of this Agreement by the Defaulting Party not otherwise referred to in the following sentence.

In the event any payment due hereunder shall be disputed by RCN, such payment shall nevertheless be made when due and in the event such dispute is thereafter resolved in favor of RCN, the amount of any overpayment shall be credited against future payments due from RCN to WorldCom. Upon termination of this Agreement under this paragraph, a Party may recover from the other Party all monetary obligations owed by the other Party under this Agreement at the time of termination.

           22. Service Problems. RCN hereby agrees to promptly notify WorldCom of any failure, cessation, interruption, delay or other problem which RCN may become aware of relating to the Dedicated Fibers or the WorldCom Laterals (herein called "Service Problems"). Such notification shall be made in such form, to such locations and at such telephone numbers as WorldCom may designate in writing from time to time, except that no such notification shall occur until and unless RCN shall have reasonably determined that such problems are not caused by the action or omission of, or by any cause within the control of, RCN or its customers. Notwithstanding any other provision of this Agreement, in the event of the occurrence of Service Problems on account of WorldCom's negligence, WorldCom shall forthwith as soon as practicable (after notification thereof) undertake all reasonable good faith efforts to cure such Service Problems in a timely manner, in accordance with industry standards, and in conformity with its own policies and procedures. The obligation provided for in the preceding sentence shall be WorldCom's sole and exclusive obligation respecting or arising out of any Service Problem.

           23. Limitation of Liability. IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY FOR ANY SPECIAL, INDIRECT, INCIDENTAL, PUNITIVE, CONSEQUENTIAL OR EXEMPLARY DAMAGES, INCLUDING WITHOUT LIMITATION DAMAGES ON ACCOUNT OF LOSS OF REVENUE, PROFITS, CUSTOMERS, CLIENTS OR GOODWILL ARISING IN ANY MANNER FROM OR UNDER THIS AGREEMENT OR THE NEGLIGENT OR NON-NEGLIGENT PERFORMANCE OR NONPERFORMANCE OF OBLIGATIONS HEREUNDER.

           24. Force Majeure. Without limiting the generality of any other provisions of this Agreement, WorldCom shall not be liable for any failure in performance of any of its obligations under this Agreement when such failure results from acts or events beyond WorldCom's reasonable control, including, but not limited to, acts of or failures to act by RCN, other contractors or suppliers to RCN or customers, acts of vandalism, acts of God, acts of any civil or military authority, government regulations, war, terrorist acts, riots, insurrections, explosions, fires, earthquakes, nuclear accidents, floods or seismic action, other environmental disturbances, abnormal weather conditions, power blackouts caused by acts of God, embargoes, strikes or other labor-related disputes, or delays by WorldCom's subcontractors or suppliers.

           25. End of Term. If the Term shall not have been terminated early pursuant to paragraph ? above, or as a result of RCN having been a Defaulting Party, then if and to the extent that RCN shall have obtained such regulatory and other governmental authorities as shall be required in connection therewith, at such termination of the Term, WorldCom shall, at WorldCom's sole option, either:

           (a) sell to RCN WorldCom's right, title and interest in and to such of the Dedicated Fibers as WorldCom determines, in its sole discretion, are then, and likely will in the future be, excess facilities which WorldCom expects not to utilize in the conduct of any of the business operations of WorldCom or any of its affiliates or customers, all for such sale price and on such other terms and conditions as and if the Parties may agree upon in writing (if they agree), or

           (b) permit RCN to extend this Agreement for a period of five years (with RCN having an option to extend for an additional period of five years exercisable six months prior to expiration) on such terms and conditions, including the payment of consideration to WorldCom at then market prices, as WorldCom and RCN may agree upon in writing (if they agree).

In the event WorldCom and RCN shall fail to so agree as provided above, the Term, the grant of the indefeasible right of use to RCN hereunder and this Agreement shall terminate.

           26. Interest. Notwithstanding the right of either Party to cure a default under this Agreement, in the event that a Party fails to pay any monetary obligation under this Agreement, when due, interest shall accrue on such obligation at a variable interest rate equal to 150% of the "Prime Rate" (or the highest "Prime Rate", if more than one) as published in the Money Rates Section of The Wall Street Journal (or, if no longer published, any comparable substitute index selected by the party owed such payment) or, if less, the maximum rate allowed by law.

           27. Names and Marks. Neither Party shall be deemed to have hereunder or otherwise acquired any right to use the name, service marks, trademarks, patents or other intangible property of the other Party. Neither Party shall take any action which would compromise the name, service marks, copyrights, trademarks, patents or other intangible property of the other Party.

           28. No Offset. In no event shall a Party have any right of offset or recoupment against its performance or its monetary obligations under this Agreement on account of claims against the other Party.

           29. Audit Rights. Upon reasonable prior notice each Party shall have the right to audit the other Party's relevant operations and facilities (as they relate solely to this Agreement) to monitor such other Party's compliance with the terms and provisions of this Agreement.

           30. Assignment. Neither Party may directly or indirectly (by change of control, merger or otherwise), by operation of law or otherwise, assign all or any portion of its rights under this Agreement without the other Party's prior written consent, which consent may be given or withheld in the sole discretion of such other party; provided:

           (a) WorldCom may assign its rights under this Agreement either to a successor in interest of WorldCom or to an affiliate of WorldCom without such consent; upon such assignment, WorldCom hereby agrees to cause such assignee to contemporaneously therewith agree in writing to perform all of WorldCom's obligations under this Agreement, whereupon WorldCom shall be released from liability hereunder;

           (b) RCN may assign its rights under this Agreement to an affiliate of RCN without such consent; upon such assignment, RCN hereby agrees to cause such assignee to contemporaneously therewith agree in writing to perform all of RCN's obligations under this Agreement, whereupon RCN shall be released from liability hereunder;

           (c) WorldCom may contract with, or delegate to, anyone, including an affiliate, performance of its obligations hereunder, so long as WorldCom shall remain liable therefor, and such contractor or delegatee is reasonably qualified to effect such performance;

           (d) WorldCom acknowledges that the RCN Reorganization shall not constitute a prohibited assignment or change in control of RCN.

Subject to the foregoing, this Agreement shall be binding upon, and shall inure to the benefit of, the Parties hereto and their permitted successors and assigns.

           31. Notice. All notices required or permitted under the terms of this Agreement shall be in writing and shall be delivered either personally or by prepaid nationally-recognized commercial overnight delivery service which maintains evidence of receipt (such as Federal Express), addressed as follows:

  If to WorldCom:                   Jodi Caro, Esq.
                                    WorldCom, Inc.
                                    One Tower Lane, Suite 1600
                                    Oakbrook Terrace, Illinois 60181

    with a copy to:                 MFS Communications Company, Inc.
                                    Attention:  Shared Services
                                    11808 Miracle Hills Drive
                                    Omaha, Nebraska 68154

  If to RCN:                        RCN Telecom Servcies of New York, Inc.
                                    Attention:  President
                                    105 Carnegie Center Building
                                    Princeton, NJ 08540

    with a copy to:                 Raymond B. Ostroski, Esq.
                                    General Counsel
                                    105 Carnegie Center Building
                                    Princeton, NJ 08540

    with a copy to:                 Nicolas A. Kensington, Esq.
                                    Eric J. Krathwohl, Esq.
                                    Rich, May, Bilodeau & Flaherty, P.C.
                                    294 Washington Street
                                    Boston, MA  02108


or at such other address as the entity to which notice is to be given may have communicated to the other Party in writing in accordance herewith. Any such notice shall be deemed to have been "delivered" when physically delivered if delivered personally or on the second business day after dispatch if delivered by commercial overnight delivery service (such as Federal Express). To the extent that a notice may be delivered under, or is required to be delivered under, any paragraph of this Agreement, such notice shall refer specifically to such paragraph.

           32. Publicity. Except as may be otherwise required by law or in connection with any relevant regulatory proceeding, each Party shall obtain the written consent of the other Party prior to releasing any public announcements, press releases, sales brochures, advertising or other publicity materials which may relate specifically to this Agreement, and prior to disclosing any of the terms of this Agreement; however, any such consent shall not be unreasonably withheld or unduly delayed.

           33. Governing Law. This Agreement shall be governed by, and interpreted pursuant to the laws of, the State of New York.

           34. Modification. This Agreement may be amended, changed or otherwise modified only by written document which specifically refers to this paragraph and which is executed by both RCN and WorldCom, except as may be otherwise provided by the specific terms of this Agreement.

           35. Entire Agreement. This Agreement sets forth the entire agreement of the Parties with respect to the subject matter hereof and this Agreement supersedes and cancels all other agreements (whether written or oral) between the Parties (including their respective predecessors in interest) with respect to the subject matter hereof. Without limiting the foregoing, the interim WorldCom (then MFS)/RCN April 1996 Telecommunications Services Agreement is hereby specifically canceled and terminated. (References in this Agreement to Exhibits shall be deemed to be references to the exhibits attached hereto and hereby incorporated herein.)

           36. Invalid Provisions. To the extent that any terms or provisions of this Agreement shall be finally determined by a court of competent jurisdiction to be invalid, such invalidity shall not affect, release or modify any other terms or provisions hereof.

           37. Specific Performance. The Parties agree that irreparable damage will result if this Agreement is not performed in accordance with its terms and that the provisions hereof and the obligations of the Parties hereunder shall be specifically enforceable in a court of equity or other tribunal with jurisdiction by a degree of specific performance and appropriate injunctive relief may be applied for and granted in connection therewith. Such remedies and all other remedies provided for in this Agreement shall however be cumulative and not exclusive and shall be in addition to any other remedies that the Parties may have under this Agreement, at law or in equity.

           38. Further Assurances. In connection with this Agreement and the transactions contemplated hereby, each Party shall execute and deliver such additional documents and instruments and perform such additional acts as may be necessary or appropriate to effectuate and perform the provisions of this Agreement and the transactions contemplated hereby and to otherwise further and implement the intent and purposes of this Agreement.

           39. Reference Date. This Agreement shall be dated, for reference purposes, _________, 1997.



                                    METROPOLITAN FIBER SYSTEMS OF NEW YORK,
                                    INC.



                                    By:
                                        -----------------------------------
                                        Title:



                                    RCN TELECOM SERVICES OF
                                    NEW YORK, INC.


                                    By:
                                        -----------------------------------
                                        Title:



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